                                                                   EXHIBIT 1.1



                                4,560,000 Shares

                              JP Foodservice, Inc.

                                  Common Stock


                     FORM OF U.S. UNDERWRITING AGREEMENT

                                                               November 21, 1996

SMITH BARNEY INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
RODMAN & RENSHAW, INC.

         As Representatives of the Several Underwriters

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York  10013

Ladies and Gentlemen:

                 The persons named in Part A of Schedule I hereto (the "Selling Stockholders") propose to sell an aggregate of 4,560,000 shares of common stock, par value $0.01 per share ("Common Stock"), of JP Foodservice, Inc., a Delaware corporation (the "Company"), to the several underwriters named in
Schedule II hereto (the "Underwriters"), for whom Smith Barney Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, The Robinson-Humphrey Company, Inc. and Rodman & Renshaw, Inc. are acting as representatives (the "Representatives"). The 4,560,000 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are referred to herein as the "Firm Shares." The Selling Stockholders listed in Part B of Schedule I hereto also propose to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 709,028 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

                 It is understood that the Company and the Selling Stockholders are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of 1,140,000 shares of the Common Stock (the "International Shares") by the Selling Stockholders through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., Goldman Sachs International, Morgan Stanley & Co. International and The Robinson-Humphrey Company, Inc. are acting as lead managers (the "Lead Managers"). The International Shares and the Shares, collectively, are herein referred to as the "Underwritten Shares."

                 The Company and the Selling Stockholders also understand that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the Underwriters and the Managers and that,
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pursuant thereto and subject to the conditions set forth therein, the
Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company and the Selling Stockholders understand that any such purchases and sales between the Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

                 The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you, in connection with the several purchases of the Shares by the Underwriters.

                 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including prospectuses subject to completion relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

                 It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a





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Prospectus relating to the Shares that are to be offered and sold in the United
States (as defined herein) or Canada (as defined herein) or to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement: "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

                 2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder at a purchase price of $__ per share (the "purchase price per share") the number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in
Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 13 hereof) bears to the aggregate number of Firm Shares to be sold by the Selling Stockholders.

                 The Selling Stockholders listed in Part B of Schedule I hereto also agree, upon the basis of the agreements of the Underwriters herein contained and subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Selling Stockholders listed in Part B of Schedule I hereto, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading) (the "Option Expiration Date"), up to an aggregate of 709,028 Additional Shares from the Selling Stockholders listed in Part B of
Schedule I hereto (the maximum number of Additional Shares which each of them agrees to sell upon the exercise by the Underwriters of the over-allotment option is set forth opposite their respective names in Part B of Schedule I).

                 Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The number of Additional Shares which the Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided by each Selling Stockholder who has agreed to sell Additional Shares in proportion to the respective maximum numbers of Additional Shares which each such Selling Stockholder has agreed to sell. Upon any exercise of the over-allotment option,





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each Underwriter, severally and not jointly, agrees to purchase from each
Selling Stockholder who has agreed to sell Additional Shares the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by each Selling Stockholder who has agreed to sell Additional Shares as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 13 hereof) bears to the aggregate number of Firm Shares to be sold by the Selling Stockholders.

                 Certificates in transferable form for the Shares (including any Additional Shares) which each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with The Bank of New York (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing two representatives designated by Sara Lee Foodservice Holdings, Inc. and Sara Lee Foundation (collectively, the "Sara LeeSelling Stockholders") as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters. If any Selling Stockholder that is a natural person shall die or be incapacitated or, with respect to any Selling Stockholder that is not a natural person, a liquidation, dissolution, winding up or similar event (a "Liquidation") shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or Liquidation had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or Liquidation. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder pursuant to the terms hereof in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

                 3. Terms of Public Offering. The Selling Stockholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

                 4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on November 26, 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you and the Attorneys-in-Fact.

                 Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact





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of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice shall be delivered prior to the Option Expiration Date. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Attorneys-in-Fact.

                 Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer in immediately available funds.

                 5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment or Abbreviated Registration Statement to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment or Abbreviated Registration Statement has become effective.

                 (b) The Company will advise you and the Sara Lee Selling Stockholders promptly and, if requested by you or the Sara Lee Selling Stockholders, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement; (iii) of the receipt by the Company of any notification with respect to the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading (in the case of the Prospectuses or any such supplement or amendment, in the light of the circumstances under which they were made), or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you and the Sara Lee Selling Stockholders, without charge, (i) five signed copies of the registration statement as originally filed with the Commission and of each






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amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) five copies of the exhibits to the Incorporated Documents.

                 (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in paragraph (f) below, file any document which, upon filing becomes an Incorporated Document, of which you or the Sara Lee Selling Stockholders shall not previously have been advised or to which, after you or the Sara Lee Selling Stockholders shall have received a copy of the document proposed to be filed, you or the Sara Lee Selling Stockholders shall reasonably object.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you and the Sara Lee Selling Stockholders, without charge, in such quantities as you have requested, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters or the Sara Lee Selling Stockholders is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers and to the Sara Lee Selling Stockholders a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the U.S. Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such

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registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or to taxation in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing not later than the first day of the fiscal quarter following the fiscal quarter that includes the Closing Date, as soon as practicable after the end of such period, but in any event not later than 120 days after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                 (i) During the period of three years hereafter, the Company will furnish to the Representatives (i) as soon as practicable after they are available, copies of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 13 hereof or by notice given by you terminating this Agreement pursuant to Section 13 or Section 14 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                 (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                 (l) Except pursuant to this Agreement or as otherwise provided in this paragraph (1), the Company will not offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 90 days after the date of the Prospectuses, without the prior written consent of Smith Barney Inc. This paragraph (l) shall not prohibit or limit any of the following: (i) the grant of options to purchase Common Stock or the making of other awards pursuant to the Company's 1994 Stock Incentive Plan or the grant of options to purchase Common Stock pursuant to the Company's Stock Option Plan for Outside Directors; or (ii) the offering, issuance or sale of Common Stock pursuant to the Company's 1994 Stock Incentive Plan, Stock Option Plan for Outside Directors, Employee Stock Purchase Plan or 401(k) Retirement Plan.

                 (m) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by (i) certain executive officers of the Company set forth on Schedule III hereto, and
(ii) the Selling Stockholders (collectively, the "Lock-Up Letters").

                 (n) Except as stated in this Agreement and in the International Underwriting Agreement and the Prepricing Prospectuses and the Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                 6. Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees with the several Underwriters as follows:

                 (a) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post- effective amendment thereto to become effective at the earliest possible time.

                 (b) Such Selling Stockholder will pay all Federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Stockholder to the Underwriters.

                 (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy the conditions set forth in Sections 10(i) and 10(j) hereof.

                 (d) Such Selling Stockholder has executed or will execute a Lock-Up Letter as provided in Section 5(m) hereof and will not sell, contract to sell or otherwise dispose of any Common Stock, except for the sale of Underwritten Shares to the Underwriters and Managers pursuant to this Agreement and the International Underwriting Agreement, prior to the expiration of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

                 (e) Except as stated in this Agreement, the International Underwriting Agreement, in the Prepricing Prospectuses and the Prospectuses, such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                 (f) Such Selling Stockholder will advise you promptly and, if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the information furnished by or on behalf of such Selling Stockholder expressly for use in the Registration Statement and the Prospectuses which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectuses (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect.

                 7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                 (a) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (b) The Company and the transactions contemplated by this Agreement and the International Underwriting Agreement meet the requirements for use of Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Abbreviated Registration Statement shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectuses or any supplement or amendment thereto, in the light of the circumstances under which they were made), except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information (i) relating to any Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use therein, or (ii) relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter through the Representatives or a Manager through the Lead Managers expressly for use therein.

                 (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses.

                 (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

                 (f) All the Company's significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X and as required by Item 601(b)(21) of Regulation S-K) (collectively, the "Subsidiaries") as of June 29, 1996 are listed in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the

Subsidiaries taken as a whole. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their respective properties is subject, that are required by the Act to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required by the Act to be described in the Registration Statement or the Prospectuses or required by the Act or the Exchange Act to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                 (h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, which default or violation (other than of its certificate of incorporation or articles of incorporation or by-laws, or other organizational documents) could reasonably be expected to have a material adverse effect on the condition (financial or other), business, net worth, or results of operations of the Company and the Subsidiaries taken as a whole.

                 (i) Neither the sale of the Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official by or on behalf of the Company (except such as may be required for the registration of the Underwritten Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (j) The accountants, Price Waterhouse LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                 (k) The consolidated historical and pro forma financial statements, together with related schedules and notes, set forth in the Prospectuses and the Registration Statement (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act. Such historical financial statements and related schedules and notes present fairly the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as set forth in such financial statements) throughout such periods. Such pro forma financial statements and related schedules and notes have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectuses and this Agreement and the International Underwriting Agreement. The other historical and pro forma financial and statistical information and data included in the Prospectuses and the Registration Statement are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (l) The execution and delivery of, and the performance by the Company of its obligations under this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the International Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) rights to indemnity and contribution hereunder and under the International Underwriting Agreement may be limited by federal or state securities laws or by general equitable principles and (ii) the enforceability of this Agreement and the International Underwriting Agreement may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws, relating to or affecting creditors' rights generally and by the application of general equitable principles and the discretion of a court in which any proceeding is brought.

                 (m) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (n) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are disclosed in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and each Subsidiary is held by it under valid, subsisting and enforceable leases.

                 (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

                 (p) Each of the Company and each Subsidiary has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                 (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (r) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

                 (s) Each of the Company and each Subsidiary has filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                 (t) No holder of any security of the Company has any right which has not been waived to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement.

                 (u) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                 (v) The Company is not now, and after the sale of the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (w) There are no labor disputes with the Company's employees or with employees of the Subsidiaries that exist or, to the Company's knowledge, are imminent that could materially adversely affect the Company and the Subsidiaries taken as a whole, and the Company is not aware of any existing or imminent labor disturbance by any of its or the Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (x) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or the Subsidiaries, or with respect to which the Company or the Subsidiaries could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or the Subsidiaries could be subject to any liability under the terms of such Benefit Plan or applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code")) that could materially adversely affect the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (y) The Company and the Subsidiaries are (i) (A) in full compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) and are in full compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole; (ii) except as disclosed in the Registration Statement and the Prospectuses, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or the Subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or the Subsidiaries, whether by contract or law; and (iii) the Company and the Subsidiaries have fully disclosed to the Underwriters and their counsel all studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials. Except for the action captioned Delta Quarries & Disposal, Inc. v. ABC Mack Sales, Inc. et al., with respect to which a Subsidiary executed a settlement agreement with the plaintiffs in October 1992, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA").

                 (z) The Company has complied with all provisions of Florida Statutes,Section 517.075, relating to issuers doing business with Cuba.

                 8. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

                 (a) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                 (b) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authorization, and any approval required by applicable law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement and in the International Underwriting Agreement and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

                 (c) This Agreement, the International Underwriting Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, except as to rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws, and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                 (d) Neither the execution and delivery of this Agreement, the International Underwriting Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

                 (e) The Registration Statement and the Prospectuses, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (f) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectuses.

                 9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter, each Selling Stockholder, each officer, director, employee, advisor, agent and partner of each Selling Stockholder and each person, if any, who controls any Selling Stockholder or any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (each such person, an "Indemnitee")
(i) from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including reasonable costs of investigation), joint or several, to which such Indemnitee may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the U.S. Prepricing Prospectus or the U.S. Prospectus or any amendment or supplement thereto, in the light of the circumstances in which they were made), (ii) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, and (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the Indemnitee), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that the Company shall not be required to indemnify and hold harmless or reimburse an Indemnitee to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Indemnitee furnished in writing to the Company by or on behalf of such Indemnitee through you expressly for use in connection therewith; further provided, however, that the indemnification contained in this paragraph
(a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                 (b) If any action, suit or proceeding shall be brought against any person (an "indemnified party") in respect of which indemnity may be sought against any party under paragraph (a), (c) or (d) hereof, such indemnified party shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties") and, unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified party and such indemnifying parties with respect to such claim, such indemnifying parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the indemnified party and payment of all fees and expenses. Such indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying parties and such indemnified party shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests among themselves, which firm shall be designated in writing by such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent (which consent shall not be unreasonably withheld), but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any indemnified party, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each of you and each other Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, advisors, agents, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (each such person, a "Selling Stockholder Indemnitee"), each to the same extent as the foregoing indemnity from the Company to each Indemnitee pursuant to paragraph (a) above, against all losses, claims, damages, liabilities or expenses to which any such Selling Stockholder Indemnitee may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the U.S. Prepricing Prospectus or the U.S. Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the U.S. Prepricing Prospectus or the U.S. Prospectus or any amendment or supplement thereto, in the light of the circumstances in which they were made), or in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the U.S. Prepricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any Selling Stockholder Indemnitee in respect of which indemnity may be sought against any Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the indemnifying parties by paragraph (b) above (except that if the Company shall have assumed the defense thereof, such Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Stockholder's expense), and each Selling Stockholder Indemnitee shall have the rights and duties given to the indemnified party by paragraph (b) of this Section 9. The foregoing indemnity agreement shall be in addition to any liability which any Selling Stockholder may otherwise have.

                 (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Stockholder and their respective directors, officers, employees and agents, and any person who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any directors, officers, employees or agents of the Company or any Selling Stockholder, or any such controlling person based on the Registration Statement, the U.S. Prospectus or the U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the indemnifying parties by paragraph (b) above (except that if the Company or the Selling Stockholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, the directors, officers, employees and agents of the Company or any Selling Stockholder and any such controlling person shall have the rights and duties given to the indemnified party by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

                 (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraph (a), (c) or (d) above (other than by reason of the exceptions provided therein) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by each party from the offering of the Shares and the relative fault of each party in connection with statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares. The relative fault of each party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Selling Stockholder will be required to contribute any amount in excess of the amount such Selling Stockholder would have been required to pay an indemnified party if the indemnification provided for in Section 9(c) were available.

                 (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (a), (c) or (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 13 hereof) and not joint.

                 (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or the Selling Stockholders or any person controlling the Company (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

                10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment or any Abbreviated Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectuses, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any executive officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectuses untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

                 (c) You shall have received on the Closing Date, an opinion of and a letter from Shaw, Pittman, Potts & Trowbridge, counsel to the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                 (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), and is duly qualified or licensed to conduct its business as a foreign corporation and is in good standing in the State of Maryland;

                 (ii) JP Foodservice Distributors, Inc. ("JP") is a corporation validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto); and all of the outstanding shares of capital stock of JP are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance. Based upon such counsel's review of the capital stock records of Sky Bros., Inc. and Illinois Fruit & Produce Corp., all of the outstanding shares of capital stock of such corporation are owned indirectly through subsidiaries of the Company;

                 (iii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses;

                 (iv) The Shares have been duly authorized, validly issued, fully paid and are nonassessable and free of any preemptive rights under the General Corporation Law of the State of Delaware. To such counsel's knowledge, except as described in the Prospectuses, (i) there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company and (ii) no holder of any security of the Company or any other person has the right, contractual or otherwise, to cause the Company to permit them to underwrite the sale of, the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                 (v) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

                 (vi) The Registration Statement and all post-effective amendments, if any, or any Abbreviated Registration Statement have become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission. Any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                 (vii) The Company has the corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

                 (viii) The offer, sale and delivery of the Shares pursuant to this Agreement (i) do not conflict with and do not and will not constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or JP or any agreement, indenture, lease or other instrument to which the Company or JP is a party or by which either of them or any of their respective properties is filed as an exhibit to the Registration Statement or to any Incorporated Document, or which is otherwise known to such counsel,
         (ii) do not result and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or JP and (iii) do not result and will not result in any violation by the Company of (A) any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), in each case that in the experience of such counsel are normally applicable to transactions provided for in this Agreement, or
         (B) any judgment, injunction, order or decree known to such counsel, applicable to the Company, JP or any of their respective properties;

                 (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid sale of the Shares to the Underwriters as contemplated by this Agreement;

                 (x) The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                 (xi) To such counsel's knowledge, (A) there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company, any of the Subsidiaries or any of their respective properties, is subject which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) that are not described as required by the Act and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act, as the case may be;

                 (xii) The statements in the Registration Statement and Prospectuses, insofar as they constitute statements of law or legal conclusions, are accurate in all material respects;

                 (xiii) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses or any Incorporated Document).

                 In rendering their opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Maryland, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                 (d) (i) You shall have received on the Closing Date an opinion from Skadden, Arps, Slate, Meagher & Flom, counsel to the Sara Lee Selling Stockholders, and from corporate counsel to the Sara Lee Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the Sara Lee Selling Stockholders, to the effect that:

                 (A) Each Sara Lee Selling Stockholder has the requisite corporate power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by such Sara Lee Selling Stockholder under this Agreement;

                 (B) This Agreement has been duly authorized, executed and delivered by or on behalf of each Sara Lee Selling Stockholder and constitutes the valid and binding obligation of such Sara Lee Selling Stockholder;

                 (C) The execution and delivery of this Agreement and the sale of the Shares by each Sara Lee Selling Stockholder to the Underwriters, and compliance by such Sara Lee Selling Stockholder with the terms of this Agreement, including the delivery to the Underwriters of certificates evidencing such Shares and the execution and delivery to the Underwriters of a stock power in blank, have been duly authorized by all necessary action on the part of such Sara Lee Selling Stockholder and do not, and will not, result in a violation of the certificate of incorporation and bylaws or comparable constitutional documents of such Sara Lee Selling Stockholder, and do not, and will not, conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under (I) any statute, rule or regulation relating to such Sara Lee Selling Stockholder or its legal or regulatory status in each case, that in the experience of such counsel are normally applicable to transactions of the type provided for in this Agreement, (II) any material judgment, order, rule, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Sara Lee Selling Stockholder or any of its respective properties or (III) any material contract, agreement or other instrument to which such Sara Lee Selling Stockholder is a party or by which it or any of its properties are subject;

                 (D) Upon consummation of the sale of the Shares pursuant to this Agreement, assuming the Underwriters purchased the Shares for value, in good faith and without notice of adverse claim, the Underwriters will have acquired all rights of the Sara Lee Selling Stockholder in the Shares free and clear of any security interest, mortgage, lien, pledge, encumbrance, claim or equity, and the owner of the Shares, if other than such Sara Lee Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement.

                 (ii) You shall have received on the Closing Date an opinion from Alden Tueller, Esq., counsel to the Mark and Linda Zobrist Charitable Remainder Annuity Trust (the "Trust"), dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the Trust, to the effect that:

                 (A) The Trust has the requisite corporate power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by the Trust under this Agreement;

                 (B) This Agreement has been duly authorized, executed and delivered by or on behalf of the Trust and constitutes the valid and binding obligation of the Trust;

                 (C) The execution and delivery of this Agreement and the sale of the Shares by the Trust to the Underwriters, and compliance by the Trust with the terms of this Agreement, including the delivery to the Underwriters of certificates evidencing such Shares and the execution and delivery to the Underwriters of a stock power in blank, have been duly authorized by all necessary action on the part of the Trust and do not, and will not, result in a violation of the certificate of incorporation and bylaws or comparable constitutional documents of the Trust, if any, and do not, and will not, conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under (I) any statute, rule or regulation relating to such party or its legal or regulatory status, in each case that in the experience of such counsel are normally applicable to transactions of the type provided for in this Agreement, (II) any material judgment, order, rule, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Trust or any of its respective properties or (III) any material contract, agreement or other instrument to which the Trust is a party or by which it or any of its properties are subject;

                 (D) Upon consummation of the sale of the Shares pursuant to this Agreement, assuming the Underwriters purchased the Shares for value, in good faith and without notice of adverse claim, the Underwriters will have acquired all rights of the Trust in the Shares free and clear of any security interest, mortgage, lien, pledge, encumbrance, claim or equity, and the owner of the Shares, if other than the Trust, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement.

                 (iii) You shall have received on the Closing Date an opinion from Carlsmith Ball Wichman Murray Case & Ichiki, counsel to the Selling Stockholders denoted by an asterisk in Schedule I hereto (the "Individual Selling Stockholders"), dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to each of the Individual Selling Stockholders, to the effect that:

                          (A) To the best of our knowledge, the execution and delivery of this Agreement and the sale of the Shares by the Individual Selling Stockholder to the Underwriters, and compliance by the Individual Selling Stockholder with the terms of this Agreement, including the delivery to the Underwriters of certificates evidencing such Shares and the execution and delivery to the Underwriters of a stock power in blank, will not, conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under
                 (I) any statute, rule or regulation relating to the Individual Selling Stockholder or its legal or regulatory status, in each case that in the experience of such counsel are normally applicable to transactions of the type provided for in this Agreement, (II) any material judgment, order, rule, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Individual Selling Stockholder or any of its respective properties or
                 (III) any material contract, agreement or other instrument to which the Individual Selling Stockholder is a party or by which it or any of its properties are subject;

                 (B) Upon consummation of the sale of the Shares pursuant to this Agreement, assuming the Underwriters purchased the Shares for value, in good faith and without notice of adverse claim, the Underwriters will have acquired all rights of the Individual Selling Stockholder in the Shares free and clear of any security interest, mortgage, lien, pledge, encumbrance, claim or equity, and the owner of the Shares, if other than such Individual Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement.

                 (e) You shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to such matters as you may request.

                 (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by you and of a form satisfactory to Price Waterhouse LLP.

                 (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(g) and in Section 10(h) hereof.

                 (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements contained in this Agreement or in the International Underwriting Agreement and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (i) All the several representations and warranties of the Selling Stockholders contained in this Agreement or in the International Underwriting Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of each of the Selling Stockholders to the effect set forth in this
Section 10(i) and in Section 10(j) hereof.

                 (j) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements contained in this Agreement or in the International Underwriting Agreement and required to be performed or complied with by them at or prior to the Closing Date.

                 (k) The closing under the International Underwriting Agreement shall have occurred on the Closing Date concurrently with the Closing hereunder.

                 All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

                 Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

                 The several obligations of the Underwriters to purchase Additional Shares are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

                 11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each of the Prepricing Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each U.S. Prepricing Prospectus, the U.S. Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested by the Selling Stockholders or the Underwriters for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the International Underwriting Agreement, the Supplemental Agreement Among U.S. Underwriters, the Agreement Among Managers, the Agreement Between U.S. Underwriters and Managers, the International Selling Agreement, the Manager's Questionnaire, the preliminary and supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence or documents printed (or reproduced) and delivered in connection with the offering of the Underwritten Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including reasonable fees, expenses and disbursements of counsel for the Underwriters and Managers relating thereto); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (viii) the fees and disbursements of the Company's accountants and legal counsel; and (ix) the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom, counsel to the Sara Lee Selling Stockholders.

                 Each Selling Stockholder shall pay and bear all expenses incurred incident to the delivery of the Shares sold by such Selling Stockholder, including any stock transfer taxes payable upon the sale of such shares to the purchaser thereof.

                 12. Limitation of Liability. The total liabilities of each Selling Stockholder under this Agreement, including without limitation any liabilities for breach of representation or warranty or with respect to any obligation of indemnity, shall not in any event exceed in aggregate amount the proceeds of the Shares sold hereunder by such Selling Stockholder, provided that this Section 12 shall not limit the liability of the Selling Stockholders to pay expenses required to be paid by the Selling Stockholders pursuant to Section 11 hereof.

                 13. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company or the Selling Stockholders, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

                 If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you, the Company and the Selling Stockholders are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you, the Company or the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company and the Selling Stockholders, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

                 Any notice under this Section 13 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                 14. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Stockholder, by notice to the Company and the Sara Lee Selling Stockholders, if, prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares to be purchased on such Option Closing Date), as the case may be, (i) trading in securities generally on the New York Stock

Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                 15. Information Furnished by the Underwriters and the Selling Stockholders. The statements set forth in the last paragraph on the cover page, the legends on the inside cover page, and the statements in the first, second, fourth and fourteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

                 The information set forth in the Prospectuses under the caption "Selling Stockholders" which specifically relates to the Selling Stockholders constitutes the only information furnished by or on behalf of the Selling Stockholders as such information is referred to in Sections 7(b) and 9 hereof.

                 16. Miscellaneous. Except as otherwise provided in Sections 5, 13 and 14 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at JP Foodservice, Inc., 9830 Patuxent Woods Drive, Columbia, MD 21046, Attention: Lewis Hay III, Senior Vice President and Chief Financial Officer; or (ii) if to the Individual Selling Stockholders, at Carlsmith Ball Wichman Murray Case & Ichiki, 555 South Flower Street, 25th Floor, Los Angeles, CA 90007-2326 Attention: Randolph G. Muhlestein, Esq.; or
(iii) if to the Trust, at 8355 South Austrian Way, Salt Lake City, UT 84121,
Attention: E. Mark Zobrist; or (iv) if to the Sara Lee Selling Stockholders, at Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Chicago, IL 60606, Attention: Brian W. Duwe, Esq.; or (v) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division. Notices to Sara Lee Corporation shall be deemed duly given if provided as required pursuant to this Section.

                 By the signature of its executive officer below, Sara Lee Corporation confirms the representations, warranties and agreements of its wholly owned subsidiary, Sara Lee Foodservice Holdings, Inc., contained herein.

                 This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholders, the directors, officers, agents, employees and advisors of the Company and the Selling Stockholders, and the other controlling persons referred to in Section 9 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

                 17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                 This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                             Very truly yours,

                                             JP Foodservice, Inc.

                                             By ____________________________
                                                Name:
                                                Title:

                                             Each of the Selling Stockholders
                                             named in Schedule I hereto

                                             By ____________________________
                                                      Attorney-in-Fact


                                             By ____________________________
                                                      Attorney-in-Fact

                                             Sara Lee Corporation

                                             By ____________________________
                                                Name:
                                                Title:

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in
Schedule II hereto.

SMITH BARNEY INC.

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. INCORPORATED

THE ROBINSON - HUMPHREY COMPANY, INC.

RODMAN & RENSHAW, INC.

As Representatives of the Several Underwriters


By SMITH BARNEY INC.


By ____________________________
         Name:
         Title:

                                   SCHEDULE I

                              JP FOODSERVICE, INC.

Part A - Firm Shares

                                                         Number of
         Selling Stockholders                          Firm Shares
         --------------------                          -----------
         Sara Lee Foodservice Holdings, Inc.             5,138,210
         Sara Lee Foundation                               323,988
         Richard D. Zobrist*                                32,344
         Mark and Linda Zobrist Charitable
           Remainder Annuity Trust
         E. Mark Zobrist*                                   67,496
                                                         ---------
                                  Total...........       4,560,000


         Part B - Additional Shares
_________

                                                         Number of
         Selling Stockholders                    Additional Shares
         --------------------                    -----------------
         Sara Lee Foundation
         Richard D. Zobrist*
         Mark and Linda Zobrist Charitable
           Remainder Annuity Trust
         E. Mark Zobrist*


                                                         ---------
                                  Total..........          709,028

                                  SCHEDULE II

                              JP FOODSERVICE, INC.

                                             Number of                 Number of
         Underwriter                        Firm Shares            Additional Shares
         -----------                        -----------            -----------------
Smith Barney Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
The Robinson-Humphrey Company, Inc.
Rodman & Renshaw, Inc.

         Total ..........................   4,560,000              709,028

                                  SCHEDULE III

                              JP FOODSERVICE, INC.




James L. Miller


Lewis Hay, III